EXHIBIT 3.4

                            CERTIFICATE OF FORMATION

                                       OF

                               BOTTLING GROUP, LLC

--------------------------------------------------------------------------------

     This Certificate of Formation of Bottling Group, LLC (the "Company"), dated January 27, 1999 is being duly executed and filed by Pepsi Bottling Holdings, Inc. to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. Section 18-101, et seq.)

     FIRST. The name of the limited liability company formed hereby is Bottling Group, LLC.

     SECOND. The address of the registered office of the Company in the State of Delaware is 1013 Center Road, Wilmington, Delaware 19805.

     THIRD. The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Center Road, Wilmington, New Castle County, Delaware 19805.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first written above.



                                        /s/ Lawrence F. Dickie
                                        -----------------------------
                                        Authorized Person
                                        Lawrence F. Dickie